UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 22, 2012
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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On February 22, 2012 DeVry appointed Patrick J. Unzicker, 41, to serve as its Vice President, Finance and Chief Accounting Officer.  Mr. Unzicker joined DeVry in 2006 as its Controller and became its Vice President and Controller in 2008.  Prior to joining DeVry, Mr. Unzicker was Vice President—Controller at Whitehall Jewellers, Inc., a mall-based retail jeweler, from 2003 to 2006.  He is a certified public accountant and graduate of Loyola University – Chicago.

 Mr. Unzicker was not selected pursuant to any arrangement or understanding between him and any other person.  There has been no transaction, or proposed transaction, since July 1, 2010 to which DeVry was or is to be a participant, and in which Mr. Unzicker or any member of his immediate family had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Unzicker and any of DeVry’s other directors, executive officers or persons nominated or chosen by DeVry to become directors or executive officers.

Item 7.01  Regulation FD Disclosure.

A copy of the news release issued by DeVry on March 1, 2012 announcing Mr. Unzicker’s appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.  The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01  Financial Statements and Exhibits.

99.1      Press Release dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	March 1, 2012	By:	/s/ Timothy J. Wiggins
Timothy J. Wiggins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 1, 2012